Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated August 25, 2020, relating to the balance sheet of Cohn Robbins Holdings Corp. as of July 14, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 13, 2020 (inception) through July 14, 2020, appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-240277.

/s/ WithumSmith+Brown, PC

New York, New York
September 8, 2020